FingerMotion Launches New Lifestyle Consumer App

SINGAPORE / ACCESSWIRE / January 10, 2024 / FingerMotion, Inc. (NASDAQ:FNGR) (the “Company” or “FingerMotion”), a mobile services and data company, today announces its subsidiary, Shanghai JuiGe Information Technology Co., Ltd., has launched a new consumer application called “Da Ge” introducing subscribers to services such as car washing, detailing and maintenance, linking automobile owners with full service independent service stations. Da Ge has already onboarded 18,000 car care service stations and anticipates over 25,000 service stations by the end of 2024.

The national rollout had generated a post-beta engagement of 200,000 active subscribers and anticipates 2,000,000 subscribers by the end of 2024, targeting the first and second tier cities throughout China. The current services available to subscribers include car detailing and maintenance, with future product offerings to possibly incorporate our current top up business, car accessories, and potentially health and auto insurance. We anticipate the Da Ge business segment to rapidly run cash flow positive and to be reflected in the financials of Q4 2024.

“Da Ge” is a testament to FingerMotion’s entrepreneurial spirit that builds on our core competencies and our ability to adapt to changing market conditions,” said Martin Shen, CEO of FingerMotion. “This application is highly scalable and is the first step in leveraging our newly developed automotive relationships and giving them a product that facilitates rewards from the car dealerships. We were able to leverage our technology and relationships to create a new market in automotive care that does not currently exist in the Chinese market. This is a case study of what is possible by leveraging and monetizing client relationships.”

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.”

For further information on FingerMotion, visit https://fingermotion.com/

Company Contact:

FingerMotion, Inc.

For further information e-mail: info@fingermotion.com

Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835

Email: info@skylineccg.com

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. We have based these forward-looking statements on our current expectations about future events or performance, including expected revenues. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements included in this release are made only as of the date hereof. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Report Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to our securities.